Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1997 included in BNCCORP, Inc's Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP

Minneapolis, Minnesota,
  April 3, 1997